Exhibit 99.1

Report of Independent Certified Public Accountants

Board of Directors

King Cannon, Inc.

We have audited the accompanying combined balance sheets of King Cannon, Inc. and its wholly-owned subsidiary, Fuddruckers, Inc. and the affiliated company, KCI, LLC and its wholly-owned subsidiary, Magic Brands, LLC (the Company) as of June 28, 2009 and June 29, 2008, and the related combined statements of operations, stockholders’/members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 28, 2009 and June 29, 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton LLP

Dallas, Texas

October 27, 2009

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

COMBINED BALANCE SHEET

ASSETS

	June 28, 2009	June 29, 2008

Current assets
Cash and cash equivalents	$825,414	$2,264,538
Accounts receivable, net	4,769,246	3,734,197
Inventories	821,480	866,817
Income tax receivable	513,113	1,074,255
Prepaid expenses and other	312,411	270,873

Total current assets	7,241,664	8,210,680

Property and equipment, net	42,469,195	43,785,447

Assets held for sale	1,550,000	3,079,117

Other assets
Intangible assets, net	6,139,526	7,160,623
Goodwill	2,595,188	2,595,188
Deferred financing costs, net	793,404	939,421
Deferred tax assets, net	5,657,855	5,657,855
Note receivable, deposits and other	698,631	770,020

Total other assets	15,884,604	17,123,107

Total assets	$67,145,463	$72,198,351

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY

Current liabilities
Accounts payable	$5,128,906	$5,539,937
Accrued expenses	15,771,318	18,369,351
Deferred revenue	4,276,356	4,645,906
Current maturities of long-term debt	1,066,667	1,066,667

Total current liabilities	26,243,247	29,621,861

Long-term debt, less current maturities	30,161,599	36,607,956

Commitments and contingencies

Stockholders’/members’ equity
Common stock/members’ interests	3,085,334	3,085,334
Preferred stock	2	2
Additional paid in capital	34,634,072	23,997,089
Treasury stock	(87,219)	(87,219)
Retained earnings/members’ equity	(26,891,572)	(21,026,672)

Total stockholders’/members’ equity	10,740,617	5,968,534

Total liabilities and stockholders’/members’ equity	$67,145,463	$72,198,351

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

COMBINED STATEMENTS OF OPERATIONS

	Years ended
	June 28, 2009	June 29, 2008

Revenue
Restaurant sales	$135,372,597	$143,204,862
Franchising and royalty income	7,333,774	7,743,502
Vending income	1,032,661	1,454,248

Total revenue	143,739,032	152,402,612

Costs and expenses
Costs of food and beverages sold	36,788,179	39,929,684
Restaurant labor	45,596,201	48,435,366
Restaurant operating expenses	43,241,041	44,793,387
Selling, general and administrative	11,839,859	12,541,091
Depreciation and amortization	7,745,400	7,271,387
Asset impairment	698,246	663,760
Exit costs for closed restaurants	518,854	750,000

Total costs and expenses	146,427,780	154,384,675

Operating loss from continuing operations	(2,688,748)	(1,982,063)

Other expense (income)
Interest expense	2,361,737	3,347,409
Interest income	(69)	(53,415)

Total other expense (income)	2,361,668	3,293,994

Loss from continuing operations before income taxes	(5,050,416)	(5,276,057)

Income taxes	814,484	5,235,844

Loss from continuing operations	(5,864,900)	(10,511,901)

Discontinued operations
Loss from discontinued operations	—	(826,511)

Net loss	$(5,864,900)	$(11,338,412)

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

COMBINED STATEMENTS OF STOCKHOLDERS’/MEMBERS’ EQUITY

Years ended June 28, 2009 and June 29, 2008

	Common stock	Members’ interests	Preferred stock	Treasury stock	Additional paid-in capital	Retained earnings/ members’ equity	Total

Balance, July 1, 2007	$1	$3,085,333	$2	$(87,219)	$23,997,089	$(9,688,260)	$17,306,946

Net loss	—	—	—	—	—	(11,338,412)	(11,338,412)

Balance, June 29, 2008	1	3,085,333	2	(87,219)	23,997,089	(21,026,672)	5,968,534

Conversion of long-term debt and accrued interest	—	—	—	—	10,636,983	—	10,636,983

Net loss	—	—	—	—	—	(5,864,900)	(5,864,900)

Balance, June 28, 2009	$1	$3,085,333	$2	$(87,219)	$34,634,072	$(26,891,572)	$10,740,617

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

COMBINED STATEMENTS OF CASH FLOWS

	Years ended
	June 28, 2009	June 29, 2008

Cash flows from operating activities
Net loss before discontinued operations	$(5,864,900)	$(10,511,901)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,745,400	7,271,387
Deferred income taxes	—	5,235,844
Asset impairment	698,246	663,760
Non-cash exit costs for closed restaurants	518,854	750,000
Bad debt expense	—	420,082
Non-cash interest expense	351,310	256,210
Changes in working capital components:
Accounts receivable	(1,035,049)	(1,001,408)
Inventories	45,337	27,930
Income tax receivable	561,142	1,193,817
Prepaid expenses and other current assets	(41,538)	1,427,211
Accounts payable	(411,031)	(1,334,762)
Accrued expenses	(1,859,594)	(1,055,255)
Deferred revenue	(369,550)	(80,221)
Other	(164,938)	313,113

Net cash provided by operating activities	173,689	3,575,807

Cash flows from investing activities
Purchases of property and equipment	(4,546,146)	(2,510,505)

Net cash used in investing activities	(4,546,146)	(2,510,505)

Cash flows from financing activities
Proceeds from parent	5,500,000	—
Proceeds from long-term borrowings	10,500,000	1,500,000
Principal payments on long-term debt	(13,066,667)	(711,112)

Net cash provided by financing activities	2,933,333	788,888

Cash flows from discontinued operations
Net loss from discontinued operations	—	(826,511)
Depreciation and amortization	—	437,515

Net cash used in discontinued operations	—	(388,996)

Net increase (decrease) in cash	(1,439,124)	1,465,194
Cash and cash equivalents at the beginning of the year	2,264,538	799,344

Cash and cash equivalents at the end of the year	$825,414	$2,264,538

Supplemental disclosure of cash flow information:
Interest paid	$2,094,650	$1,207,479

See Note 1 for non-cash financing and investing activities.

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

June 28, 2009 and June 29, 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

In November 1998, King Cannon, Inc. (“King Cannon”) purchased all the issued and outstanding stock of Fuddruckers, Inc. and subsidiaries (“Fuddruckers”). Subsequent thereto, Fuddruckers sold certain of its intangible assets, consisting of intellectual property rights, including trademark and service mark registrations in the United States and Canada, trade secrets and franchise agreements to Magic Restaurants, LLC, an affiliated entity and wholly-owned subsidiary of KCI, LLC (“KCI”), and entered into a management agreement whereby Magic Restaurants, LLC would manage the operations of Fuddruckers. In May 2006 Magic Restaurants, LLC changed its name to Magic Brands, LLC (“Magic”). Fuddruckers owns and operates 104 restaurants throughout the United States and Magic franchises 142 restaurants both domestically and internationally.

All of the franchised restaurants operate under the trade name Fuddruckers®, as do 89 of the owned and operated restaurants. The Company owns and operates 15 restaurants in Southern California under the trade name Koo Koo Roo®.

Basis of Presentation

The accompanying combined financial statements include the consolidated accounts of King Cannon and its wholly-owned subsidiary, Fuddruckers, and the consolidated accounts of KCI and its wholly-owned subsidiary, Magic (collectively, the “Company”). All significant intercompany and intracompany balances and transactions have been eliminated in the accompanying combined financial statements.

Reclassifications

During 2009, the Company reclassified approximately $1,900,000 from smallwares (inventory) into property, plant and equipment. Amount has been reclassified in the 2008 balance as well to conform to 2009 presentation.

Fiscal Year

The Company utilizes a 52/53 week fiscal year with its fiscal year ending on the Sunday closest to the last day of June. References to years in these financial statements refer to these fiscal periods rather than calendar years. 2009 and 2008 each had 52 weeks.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounts Receivable

Accounts receivable, net of the allowance for doubtful accounts, represent their estimated net realizable value. Provisions for doubtful accounts are recorded based on management’s judgment regarding collectability of accounts. In determining the provision for doubtful accounts, management considers the customers credit-worthiness, past transaction history, and current economic trends. Accounts outstanding longer than contractual payment terms are considered past due. Accounts receivable are written off when they are deemed uncollectible. Subsequent collection of previously written-off accounts are credited back to bad debt expense in the period payment is received.

Inventories

Inventories consist of food, beverages, supplies, and smallwares, and are stated at lower of cost, (first-in, first-out method) or market.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the improvement.

Useful lives of property and equipment are as follows:

Buildings and improvements	30 years
Furniture and equipment	3 - 7 years
Leasehold improvements	Lesser of expected lease term or useful life

The Company reviews its long-lived assets, including restaurant sites, leasehold improvements, and other fixed assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the assets. Identifiable cash flows are measured at the lowest level for which they are largely independent of the cash flows of other groups of assets and liabilities, generally at the restaurant level. If such assets are determined to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Fair value is generally determined based on appraisals or sales prices of comparable assets. Restaurant sites and certain other assets to be disposed of are reported at the lower of their carrying amount or fair value, less estimated costs to sell. Restaurant sites and certain other assets to be disposed of are included in assets held for sale when certain criteria are met. These criteria include the requirement that the likelihood of disposing of these assets within one year is probable. Assets not meeting the “held for sale” criteria remain in land, buildings and equipment until their disposal is probable within one year. During 2009 and 2008, the Company recorded impairment charges of $698,246 and $663,760, respectively.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill and Intangible Assets

Goodwill represents the cost of acquired assets in excess of values ascribed to identifiable net assets. SFAS No. 142, Goodwill and Other Intangible Assets, prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company determined there was no impairment of goodwill for 2009 or 2008.

Intangible assets include trademark, trade names, franchise rights and leasehold interests. The intangible assets are being amortized over their useful lives using the straight-line method. For trademark, trade names and franchise rights, amortization is computed over fifteen years. Leasehold interests are amortized over the lease term (generally seven to fifteen years). Intangible assets are evaluated for impairment when conditions or events indicate carrying value may exceed fair value.

Deferred Financing Costs

Costs incurred in obtaining financing are capitalized and amortized over the term of the related debt.

Income Taxes

KCI, a limited liability corporation, elected on April 1, 2000, to be classified as an association taxable as a corporation.

King Cannon and KCI provide deferred taxes on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Self-Insurance Reserves

Through the use of insurance program deductibles and self-insurance, the Company retains a significant portion of expected losses under its workers’ compensation, employee medical and general liability programs. The Company mitigates its risk by carrying insurance for significant individual claims. Accrued liabilities have been recorded based on estimates of the anticipated ultimate costs to settle all claims, both reported and unreported.

Revenue Recognition

The Company records revenue from the sale of food, beverages and alcohol as products are sold. Initial fees received from a franchisee to establish a new franchise are recognized as income when the Company has performed its obligations required to assist the franchisee in opening the new restaurant, which is generally upon the opening of such restaurant. Continuing royalties, which are a percentage of net sales of franchised restaurants, are accrued as income when earned. Proceeds from the sale of gift cards are recorded as deferred revenue and recognized when redeemed by the holder.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Non-cash Financing and Investing Activity

The Company is wholly-owned by Fuddruckers International, LLC (the “Parent”). On September 5, 2008 a financial restructuring of the Parent was completed, and as a result of this restructuring certain amounts recorded by the Company as long-term debt and due to the Parent (along with interest related thereto) were reclassified to equity. In total, $9,512,389 in long-term debt and $1,124,594 in accrued interest were reclassified by the Company as a result of this restructuring.

Related Party Transactions

During 2009, the Company received additional advances from the Parent totaling $5,500,000. The Company has subordinated notes payable to the Parent totaling $3,050,000, which is included in long-term debt, and related accrued interest of $13,573 as of June 28, 2009. During 2009, there was interest expense of $89,410 related to this debt.

Sales Taxes

Sales taxes collected from customers are excluded from revenues. The obligation is included in accrued liabilities until the taxes are remitted to the appropriate taxing authorities.

Advertising

Advertising production costs are charged to operations in the fiscal period that the advertising is first aired. The costs of programming and other advertising, promotion and marketing programs are charged to operations in the fiscal period incurred. Advertising expense included in selling, general and administrative expenses during 2009 and 2008 were approximately $674,000 and $702,000, respectively.

Operating Leases

Rent expense for leases that contain scheduled rent increases is recognized on a straight-line basis over the lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty such that the renewal appears reasonably assured. Contingent rents are generally amounts due as a result of sales in excess of amounts stipulated in certain restaurant leases and are included in rent expense as they are incurred. Landlord contributions are recorded when received as a deferred rent liability and amortized as a reduction of rent expense on a straight-line basis over the lease term.

Profit Sharing Plan

The Company maintains a 401(k) savings and retirement plan for the benefit of substantially all of its employees. Participants may elect to make contributions to the plan up to an amount equal to the lesser of 15% of their earnings or the maximum allowable by law. Company contributions are discretionary and vest over five years. The Company made contributions of approximately $85,000 and $105,000 to the 401(k) savings and retirement plan during 2009 and 2008, respectively.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at June 28, 2009. The fair value of the Company’s long-term debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements. The carrying amounts of the long-term debt approximated their fair values at each of the balance sheet dates.

NOTE 2 - RESTAURANT CLOSURES

Since October 2006, the Company has closed a total of 14 Fuddruckers® restaurants, with one closure in 2009 and four in 2008. In addition, as of June 28, 2009, three restaurants in Texas and six restaurants in Minnesota are being operated under management agreements with franchisees, and it is the Company’s expectation that these locations will be formally sold to the current operators in 2010. The sale of the Texas locations was completed on August 21, 2009. In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), the Company has recorded the assets of these restaurants at fair value (determined as estimated sales values less projected costs to sell) and the long-lived assets have been reclassified to “assets held for sale” on the balance sheet.

The Company accrues for exit or disposal activities, including restaurant closures. Such costs include the cost of disposing of the assets as well as other facility-related expenses from previously closed restaurants. These facility-related costs are generally expensed as incurred. Additionally, at the date a restaurant is closed a liability is recorded for the net present value of any remaining lease obligations, net of estimated sublease income. Any subsequent adjustments to that liability as a result of lease termination or changes in estimates of sublease income are recorded in the period incurred. Due to revised estimates of future lease obligations, the Company has recorded additional charges related to exit activities of $518,854 during 2009. As of June 28, 2009 and June 29, 2008, the Company had accrued $2,249,728 and $3,729,588, respectively, to cover estimated future disbursements related to its exit from closed restaurants. During 2009, the Company paid approximately $2,000,000 related to these exit activities.

The Company has reported in discontinued operations the activities of four restaurants closed in 2008. In accordance with SFAS 144, the Company has included in discontinued operations the results of closed restaurants that had been owned and operated by the Company for which the Company will not have continuing involvement in operations as franchisor. Sales for these restaurants totaled approximately $1,700,000 in 2008 and the net loss from discontinued operations before taxes was approximately $826,000.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable, net of an allowance for doubtful accounts, consists of the following:

	2009	2008

Credit card receivables	$1,048,760	$1,178,568
Rebate receivables	381,470	476,434
Due from franchise owners	3,665,417	2,813,580
Other	1,146,784	738,800

	6,242,431	5,207,382
Less allowance for doubtful accounts	(1,473,185)	(1,473,185)

Total	$4,769,246	$3,734,197

NOTE 4 - INVENTORIES

Inventories consist of the following:

	2009	2008

Food	$526,295	$587,321
Beverages	121,101	119,518
Supplies	174,084	159,978

Total	$821,480	$866,817

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

	2009	2008

Land	$8,970,835	$8,970,835
Buildings and improvements	13,843,747	13,658,095
Leasehold improvements	27,035,974	24,553,120
Furniture, fixtures and equipment	45,382,579	43,174,288

	95,233,135	90,356,338
Less accumulated depreciation	(52,763,940)	(46,570,891)

Total	$42,469,195	$43,785,447

The Company recorded depreciation expense of approximately $6,700,000 and $6,500,000 for the years ended June 28, 2009 and June 29, 2008, respectively.

NOTE 6 - INTANGIBLE ASSETS

Intangible assets are comprised of the following:

	2009	2008

Trademark, trade names and franchise rights	$13,700,000	$13,700,000
Leasehold interests	5,107,749	5,107,749
Other	720,000	720,000

	19,527,749	19,527,749
Less accumulated amortization	(13,388,223)	(12,367,126)

Total	$6,139,526	$7,160,623

Amortization expense related to intangible assets was approximately $1,000,000 and $800,000 for the years ended June 28, 2009 and June 29, 2008, respectively.

NOTE 7 - ACCRUED EXPENSES

Accrued expenses are comprised of the following:

	2009	2008

Straight-line rent liability	$3,168,725	$3,426,718
Closed restaurant reserves	2,249,728	3,729,588
Payroll and related taxes	2,031,122	1,877,221
Credit card fees	1,505,922	161,741
Property taxes	1,134,700	993,065
Sales taxes	980,418	974,044
Insurance reserves	967,744	1,841,109
Legal and professional costs	745,869	1,515,008
Gift card liability	520,580	526,831
Utilities	438,528	631,417
Interest	225,122	1,433,939
Other accrued expenses	1,802,860	1,258,670

Total	$15,771,318	$18,369,351

NOTE 8 - LONG-TERM DEBT

	2009	2008

Long-term debt at year end consists of the following:

Term note payable to bank, principal payable in monthly installments of $88,889, all unpaid principal and interest due November 30, 2011.	$14,222,222	$15,288,889

Revolving note payable to bank providing for aggregate borrowings of up to $10 million, all unpaid principal and interest due November 30, 2011.	8,456,044	9,823,345

Subordinated notes payable to parent, due no earlier than December 1, 2011.	3,050,000	3,050,000

Advances from parent	5,500,000	9,512,389

	31,228,266	37,674,623
Less current maturities	1,066,667	1,066,667

Total	$30,161,599	$36,607,956

Aggregate future maturities of long-term debt at June 28, 2009 are as follows:

Fiscal Year

2010	$1,066,667
2011	1,066,667
2012	29,094,932
2013	—
2014	—
Thereafter	—

Total	$31,228,266

The Company has agreements with a bank that provide for the term note and a revolving note (together the “Bank Notes”). The Bank Notes contain certain restrictive covenants and stipulate various financial and operating requirements. Included, among others, are covenants related to a trailing 12 month EBITDA requirement, a fixed charge coverage ratio, a leverage ratio requirement, and restrictions regarding capital expenditures. Failure to comply with the restrictive covenants may accelerate the due date of the outstanding principal and unpaid interest. Interest on borrowings outstanding pursuant to the Bank Notes is subject to adjustment should the Company violate certain covenants of the Bank Notes. At June 28, 2009, the Company was in compliance with all debt covenants.

NOTE 8 - LONG-TERM DEBT - Continued

The Bank Notes provide the Company with the opportunity to elect that all or a portion of its outstanding indebtedness accrue interest based upon LIBOR plus a percentage or upon the Prime lending rate as reported by the bank plus a percentage. As of June 28, 2009, outstanding debt under the Bank Notes totaled $22,678,266, of which $22,000,000 was accruing interest based upon LIBOR (7.0%) and the remainder of which was accruing interest based upon prime (7.5%).

Borrowings pursuant to the above agreement are collateralized by substantially all the assets of the Company.

NOTE 9 - STOCKHOLDERS’/MEMBERS’ EQUITY

The individual components of stockholders’/members’ equity for King Cannon and KCI at June 28, 2009 are as follows:

	King Cannon	KCI	Combined

Common Stock, $.01 Par Value; Authorized 2,500 Shares; Issued and Outstanding 98 Shares	$1	$—	$1
Members’ Interests	—	3,085,333	3,085,333
Preferred Stock, $.01 Par Value, Authorized 500 Shares; Issued and Outstanding 225.9689 Shares	2	—	2
Additional Paid In Capital	34,634,072	—	34,634,072
Treasury Stock	(43,610)	(43,609)	(87,219)
Retained Earnings/Members’ Equity	(36,823,788)	9,932,216	(26,891,572)

Total	$(2,233,323)	$12,973,940	$10,740,617

NOTE 9 - STOCKHOLDERS’/MEMBERS’ EQUITY - Continued

The individual components of stockholders’/members’ equity for King Cannon and KCI at June 29, 2008 are as follows:

	King Cannon	KCI	Combined

Common Stock, $.01 Par Value; Authorized 2,500 Shares; Issued and Outstanding 98 Shares	$1	$—	$1
Members’ Interests	—	3,085,333	3,085,333
Preferred Stock, $.01 Par Value, Authorized 500 Shares; Issued and Outstanding 225.9689 Shares	2	—	2
Additional Paid In Capital	23,997,089	—	23,997,089
Treasury Stock	(43,610)	(43,609)	(87,219)
Retained Earnings/Members’ Equity	(28,754,609)	7,727,937	(21,026,672)

Total	$(4,801,127)	$10,769,661	$5,968,534

NOTE 10 - MAJOR SUPPLIER

The Company currently purchases a significant portion of its food products and supplies under a distribution contract with a single vendor. Management believes that other suppliers could provide similar products on comparable terms without significantly impacting operations.

NOTE 11 - OPERATING LEASES

The Company has entered into lease agreements for certain restaurant facilities and office space. The terms of the leases range up to twenty years and, in general, contain multiple renewal options. Certain leases contain provisions which require additional payments based on sales performance and the payment of common area maintenance charges and real estate taxes.

Future minimum lease payments under significant noncancelable operating leases, with terms in excess of one year, are as follows at June 28, 2009:

2010	$16,196,668
2011	13,244,881
2012	11,120,392
2013	9,674,959
2014	8,009,437
Thereafter	26,574,420

Total	$84,820,757

NOTE 11 - OPERATING LEASES - Continued

Total rent expense was approximately $14,400,000 and $15,500,000 for the years ended June 28, 2009 and June 29, 2008, respectively.

NOTE 12 - INCOME TAXES

The provision for income taxes in the combined statements of income was comprised of the following:

	2009	2008

Current expense:
Federal	$561,142	$—
State	253,342	—

Deferred expense:
Federal	—	3,940,791
State	—	1,295,053

Total	$814,484	$5,235,844

The income tax provision, reconciled to the tax computed at the statutory Federal rate, is as follows:

	2009	2008

Tax benefit at federal statutory rate	$(1,717,141)	$(1,793,859)
State tax expense (benefit)	253,342	(461)
Change in rate from previous year provision	—	(1,094,365)
Change in valuation allowance	1,803,278	8,124,529
Change in tax refund receivable	561,142	—
Other	(86,137)	—

Total	$814,484	$5,235,844

NOTE 12 - INCOME TAXES - Continued

Deferred tax assets and liabilities consist of the following:

	2009	2008

Current deferred tax assets:
Allowance for doubtful accounts	$712,236	$559,804
Accrued expenses	488,361	768,809
Accrued rent	1,265,848	1,302,139
Deferred revenue	1,609,315	—

	4,075,760	2,630,752

Depreciation and amortization	4,274,660	2,951,882
Tax benefit of operating loss carry forward	5,764,729	6,182,093
Lease loss reserves	898,726	1,436,228
Other taxable carryforwards and credits	581,428	581,428

Total deferred tax assets	15,595,303	13,782,383

Valuation allowance	(9,937,448)	(8,124,528)

Net deferred tax assets	$5,657,855	$5,657,855

At June 28, 2009, the Company determined, based upon all available information, that a valuation allowance of $9,937,448 was required to adjust the deferred tax assets to their estimated net realizable value. The allowance included an increase of $1,812,920 to reflect a change in the Company’s estimate about the realizability of previously recorded deferred tax assets. The remaining deferred tax assets are supported by a tax planning strategy. At June 28, 2009, the Company had net operating loss carryforwards of approximately $16,900,000 which expire beginning in 2026 through 2029 (subject to limitation).

NOTE 13 - CONTINGENCIES

The Company is subject to private lawsuits, administrative proceedings and claims that arise in the ordinary course of its business. A number of these lawsuits, proceedings and claims may exist at any given time. These matters typically involve claims from guests, employees and others related to operational issues common to the restaurant industry. While the resolution of a lawsuit, proceeding or claim may have an impact on the financial results for the period in which it is resolved, the Company believes that the final disposition of the lawsuits, proceedings and claims in which it is currently involved, either individually or in the aggregate, will not have a material adverse effect on the financial position, results of operations or liquidity.

NOTE 14 - SUBSEQUENT EVENTS

On October 27, 2009, the Company executed an amendment to its Bank Notes through which certain financial covenants were adjusted, making them less restrictive in future periods. In exchange for these modifications, the Parent has agreed to advance $3 million to the Company in 2010.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

UNAUDITED COMBINED BALANCE SHEET

March 28, 2010
ASSETS

Current assets
Cash and cash equivalents	$2,462,041
Accounts receivable, net of allowance of $1,822,686	3,574,256
Inventories	808,137
Income tax receivable	404,202
Prepaid expenses and other	442,909

Total current assets	7,691,545

Property and equipment, net	35,080,510

Note receivable, deposits and other	530,784

Total assets	$43,302,839

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY

Current liabilities
Accounts payable	$5,129,133
Accrued expenses	19,472,489
Deferred revenue	4,347,817
Debt	33,721,098

Total current liabilities	62,670,537

Commitments and contingencies

Stockholders’/members’ equity
Common stock/members’ interests	3,085,334
Preferred stock	2
Additional paid in capital	34,634,072
Treasury stock	(87,219)
Accumulated deficit/members’ equity	(56,999,887)

Total stockholders’/members’ equity	(19,367,698)

Total liabilities and stockholders’/members’ equity	$43,302,839

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

UNAUDITED COMBINED STATEMENT OF OPERATIONS

	Three quarters ended March 29, 2010	Three quarters ended March 28, 2009

Revenue
Restaurant sales	$91,439,970	$101,961,341
Franchising and royalty income	5,260,858	5,482,432
Vending income	610,316	807,754

Total revenue	97,311,144	108,251,527

Costs and expenses
Costs of food and beverages sold	24,063,034	27,962,531
Restaurant labor	31,705,749	34,398,934
Restaurant operating expenses	31,139,581	32,680,106
Selling, general and administrative	8,053,615	8,057,125
Depreciation and amortization	6,653,941	5,642,991
Asset impairment	11,591,025	—
Exit costs for closed restaurants	6,250,000	—

Total costs and expenses	119,456,945	108,741,687

Operating loss from operations	(22,145,801)	(490,160)

Other expense (income)
Interest expense	2,303,111	1,824,876
Interest income	(1,392)	(69)

Total other expense	2,301,719	1,824,807

Loss from operations before income taxes	(24,447,520)	(2,314,967)

Income taxes	5,660,795	(1,407)

Net loss	$(30,108,315)	$(2,313,560)

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

UNAUDITED COMBINED STATEMENT OF STOCKHOLDERS’/MEMBERS’ EQUITY

Three quarters ended March 28, 2010

	Common stock	Members’ interests	Preferred stock	Treasury stock	Additional paid-in capital	Accumulated deficit members’ equity	Total

Balance, June 28, 2009	$1	$3,085,333	$2	$(87,219)	$34,634,072	$(26,891,572)	$10,740,617

Net loss	—	—	—	—	—	(30,108,315)	(30,108,315)

Balance, March 28, 2010	$1	$3,085,333	$2	$(87,219)	$34,634,072	$(56,999,887)	$(19,367,698)

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

UNAUDITED COMBINED STATEMENT OF CASH FLOWS

	Three quarters ended March 29, 2010	Three quarters ended March 28, 2009

Cash flows from operating activities
Net loss	$(30,108,315)	$(2,313,560)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,653,941	5,642,991
Deferred income taxes	5,657,855	—
Gain on sale of assets	(74,171)	—
Asset impairment	11,591,025	—
Exit costs for closed restaurants	6,250,000	—
Non-cash interest expense	793,404	266,303
Changes in working capital components:
Accounts receivable	1,194,990	(545,429)
Inventories	13,343	30,345
Income tax receivable	108,911	(306)
Prepaid expenses and other current assets	(86,047)	(391,439)
Accounts payable	227	(253,690)
Accrued expenses	(2,586,039)	(3,957,660)
Deferred revenue	71,461	(101,897)

Net cash used in operating activities	(519,415)	(1,624,342)

Cash flows from investing activities
Purchases of property and equipment	(1,924,000)	(3,277,000)
Proceeds from sale of property and equipment	1,550,000	—

Net cash used in investing activities	(374,000)	(3,277,000)

Cash flows from financing activities
Proceeds from parent	2,000,000	3,500,000
Proceeds from borrowings	17,750,000	6,500,000
Principal payments on borrowings	(17,219,958)	(6,800,000)

Net cash provided by financing activities	2,530,042	3,200,000

Net increase (decrease) in cash	1,636,627	(1,701,342)
Cash and cash equivalents at the beginning of the period	825,414	2,264,538

Cash and cash equivalents at the end of the period	$2,462,041	$563,196

Supplemental disclosure of cash flow information:
Interest paid	$1,575,831	$1,542,104

The accompanying notes are an integral part of these statements.

King Cannon, Inc., Fuddruckers, Inc.,

KCI, LLC and Magic Brands, LLC

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

Three quarters ended March 28, 2010

NOTE 1 - BASIS OF PRESENTATION

In November 1998, King Cannon, Inc. (“King Cannon”) purchased all the issued and outstanding stock of Fuddruckers, Inc. and subsidiaries (“Fuddruckers”). Subsequent thereto, Fuddruckers sold certain of its intangible assets, consisting of intellectual property rights, including trademark and service mark registrations in the United States and Canada, trade secrets and franchise agreements to Magic Restaurants, LLC, an affiliated entity and wholly-owned subsidiary of KCI, LLC (“KCI”), and entered into a management agreement whereby Magic Restaurants, LLC would manage the operations of Fuddruckers. In May 2006 Magic Restaurants, LLC changed its name to Magic Brands, LLC (“Magic”). As of March 28, 2010, Fuddruckers owns and operates 102 restaurants throughout the United States (of which 13 use the trade name Koo Koo Roo).

The accompanying combined financial statements include the consolidated accounts of King Cannon and its wholly-owned subsidiary, Fuddruckers, and the consolidated accounts of KCI and its wholly-owned subsidiary, Magic (collectively, the “Company”). All significant intercompany and intracompany balances and transactions have been eliminated in the accompanying combined financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

These interim combined financial statements do not include all of the information and footnotes required by GAAP for an annual filing of complete financial statements. Therefore, these financial statements should be read in conjunction with the combined financial statements for the fiscal year ended June 28, 2009.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

The FASB issued Accounting Standards Update (ASU) 2009-05, 2009-12 and 2010-06 amending certain disclosure requirements regarding fair value measurements. The new guidance requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2, and 3. The expanded disclosures of Level 1 and 2 are required for reporting periods beginning after December 15, 2009. The expanded disclosures for Level 3 activity are required for reporting periods beginning after December 15, 2010. These updates will not materially impact the Company’s consolidated financial statements.

On June 29, 2009, the Company adopted the FASB Accounting Standards Codification (“ASC”) Topic 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162” (“ASC 105”). ASC 105 provides for the FASB Accounting Standards Codification (the “Codification”) to become the single source of authoritative, nongovernmental U.S. GAAP. The Codification did not change or alter GAAP but reorganizes the literature and changes the referencing of financial standards. The Codification is effective for interim and annual periods ending after September 15, 2009.

NOTE 3 - INCOME TAXES

Deferred tax assets and liabilities are recorded based on differences between the financial reporting basis and the tax basis of assets and liabilities using currently enacted rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are recognized to the extent future taxable income is expected to be sufficient to utilize those assets prior to their expiration. If current available information and projected future results raises doubt about the realization of the deferred tax assets, a valuation allowance is necessary. Such a valuation allowance was established through a charge to income tax expense which adversely affected the Company’s reported operating results. Management concluded that for the three quarters ended March 28, 2010 a charge of $5,657,855 to the valuation allowance was necessary.

The Company adopted “FIN” 48, Accounting for Uncertain Tax Positions, on June 29, 2009. Management does not believe the impact of adoption had a material impact to these interim financial statements and footnotes.

NOTE 4 - CONTINGENCIES

The Company is subject to private lawsuits, administrative proceedings and claims that arise in the ordinary course of its business. A number of these lawsuits, proceedings and claims may exist at any given time. These matters typically involve claims from guests, employees and others related to operational issues common to the restaurant industry. While the resolution of a lawsuit, proceeding or claim may have an impact on the financial results for the period in which it is resolved, the Company believes that the final disposition of the lawsuits, proceedings and claims in which it is currently involved, either individually or in the aggregate, will not have a material adverse effect on the financial position, results of operations or liquidity.

NOTE 5 - SUBSEQUENT EVENTS AND IMPAIRMENT CHARGES

On April 21, 2010 the Company filed for Chapter 11 bankruptcy protection in the state of Delaware. This action became necessary when the Company failed to meet certain debt covenants with its bank and was unable to garner additional support from its parent, Fuddruckers International, LLC. During the three quarters ended March 28, 2010, Fuddruckers International, LLC did loan $2 million to the Company, but this amount was insufficient for the purposes of sustaining operations. Borrowings at March 28, 2010 were included in current liabilities and consisted of the following:

Term note payable to bank	$13,422,222
Revolving note payable to bank	9,748,876
Subordinated notes payable to parent	3,050,000
Advances from parent	7,500,000

$33,721,098

NOTE 5 - SUBSEQUENT EVENTS AND IMPAIRMENT CHARGES - Continued

By the end of April 2010 the Company had closed 38 restaurants that were open as of March 28, 2010. These closures brought the total number of restaurants down to 61 Fuddruckers restaurants and 3 Koo Koo Roo restaurants. The nature and speed with which these closures took place led to material losses, and fixed asset impairments of $3,670,556 were recorded as of March 28, 2010 to reflect the loss in fair value. Due to the bankruptcy filing the Company also recorded impairment charges to write off its goodwill ($2,595,188) and other intangibles assets ($5,325,281).

In addition to the asset impairment charges, the Company also accelerated the amortization of deferred financing costs as of March 28, 2010. This adjustment resulted in a noncash interest charge of $538,381 during the period.

A court-ordered auction took place in June 2010 to determine which of the three companies interested in purchasing the assets of the Company would prevail, and at what price. On June 24, 2010, the court named Luby’s, Inc., a Texas-based restaurant company, as the winner with a final bid of approximately $63.1 million plus the assumption of certain liabilities. The sale to Luby’s, Inc. was completed in late July 2010.

Through negotiation with a landlord with whom the Company has a master lease agreement covering multiple restaurant locations, a settlement was reached in April 2010 through which the Company agreed to pay $6.25 million in order to modify the master lease by eliminating further obligations related to closed restaurant sites. The Company has recorded this charge in the statement of operations as exit costs for closed restaurants and has increased its accrued liabilities accordingly. The settlement was paid upon completion of the sale to Luby’s, Inc.